                                                                     EXHIBIT 4.3


                             SUBSCRIPTION AGREEMENT


         THIS SUBSCRIPTION AGREEMENT (this "Agreement") is made and entered into as of the ___ day of ______, 1997 by and among Precision Systems, Inc., a Delaware corporation (the "Company"), with its principal office at 11800 30th Court North, St. Petersburg, Florida 33716 and [______________, a _______ __________("Subscriber"), with its principal office at ______________________.]

                                   WITNESSETH

         WHEREAS the Company desires to sell to the Subscriber and the Subscriber desires to purchase from the Company 1,500 shares of 8% cumulative convertible preferred stock, par value $.01 per share ("Series B Preferred Stock"), and a warrant (the "Warrant") to purchase up to 150,000 shares of Common Stock, $.01 par value per share ("Common Stock"), all on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and in further consideration of the mutual covenants, promises and agreements hereinafter set forth, it has been and IT IS HEREBY AGREED AS FOLLOWS:

                                   ARTICLE I

                             PURCHASE OF SECURITIES

         1.1 Subscription. The Subscriber, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase one thousand five hundred (1,500) shares ("Shares") of Series B Preferred Stock and the Warrant. The holder of Shares shall be entitled to such rights and preferences as set forth in that certain Certificate of Designation attached hereto as Exhibit A (the "Certificate"). The Warrant shall entitle the holder thereof to the rights set forth in that certain Warrant Certificate between the Subscriber and the Company, a copy of which is attached hereto as Exhibit B. For the purpose of this Agreement, shares of Common Stock issuable upon the exercise of the Warrant shall hereinafter be referred to as the "Warrant Shares" and the Shares, the Warrant and the Warrant Shares shall hereinafter be referred to as the "Securities."

         1.2 Purchase Price. The Company agrees to issue and sell to the Subscriber the Shares and the Warrant for a purchase price of one million five hundred thousand dollars ($1,500,000) (the "Purchase Price"). Payment for the Shares and the Warrant shall be made by wire transfer or check payable to and delivered to the Company or, if by wire transfer in accordance with the instructions of the Company, together with an executed copy of this Agreement and any other documents required to be executed under this Agreement.

         1.3 Terms of Series B Preferred Stock. Pursuant to Article Fourth of its Amended Certificate of Incorporation, the Board of Directors of the Company shall have adopted prior to the Closing (as hereinafter defined) resolutions adopting the Certificate in the form attached hereto as Exhibit A setting forth the rights, privileges and preferences governing the Series B preferred

Stock and shall cause the Certificate to be filed with the Secretary of State of Delaware on or prior to the Closing.

                                   ARTICLE II

                                    CLOSING

         2.1 Closing of Subscription. The closing of the purchase and sale of the Shares and the Warrant (the "Closing") shall take place at the offices of the Company on such date as is mutually agreed to by the Company and the Subscriber. At the Closing, the Company shall deliver to the Subscriber certificates for the Shares and the Warrant, duly registered in the Subscriber's name against payment in full by the Subscriber of the aggregate Purchase Price.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Investor Representations and Warranties. The Subscriber hereby acknowledges, represents and warrants to the Company as follows:

                 (a) The Subscriber is acquiring the Securities for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Securities. Further, the Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the Securities for which it is subscribing.

                 (b) The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Subscriber.

                 (c) The Subscriber acknowledges its understanding that the offering and sale of the Securities is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder ("Regulation D"). In furtherance thereof, the Subscriber represents and warrants to, and agrees with, the Company and its affiliates as follows:

                          (i) The Subscriber realizes that the basis for the exemption may not be present if, notwithstanding any representations and/or warranties to the contrary herein contained, the Subscriber has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise;

                          (ii) The Subscriber has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company; and

                          (iii) The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities.
         If other than an individual, the Subscriber also represents it has not been organized for the purpose of acquiring the Securities.

                 (d) The Subscriber is an "accredited investor," as that term is defined in Rule 501 of Regulation D.

                 (e)  The Subscriber:

                          (i) Has been furnished with those documents identified on Exhibit C which have been filed by the Company with the Securities and Exchange Commission (the "SEC Filings") and any and all documents which may have been made available upon request for a reasonable time prior to the date hereof, and the Subscriber has carefully read and understands and has evaluated the risks set forth under "Risk Factors" attached hereto as Exhibit D and the considerations described in subsections (ii) and (iii) below relating to the information contained in the SEC Filings.

                          (ii) Has been provided an opportunity for a reasonable time prior to the date hereof to obtain additional information concerning the offering of the Securities, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

                          (iii)   Has been given the opportunity for a
         reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the offering of the Securities and other matters pertaining to an investment in the Securities, and has been given the opportunity for a reasonable time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information which was provided in order for them to evaluate the merits and risks of a purchase of the Securities to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

                          (iv)    Has not been furnished with any oral
         representation or oral information in connection with the offering of the Securities which is not contained in the SEC Filings; and

                          (v) Has determined that the Securities are a suitable investment for the Subscriber and that at this time the Subscriber could bear a complete loss of such investment.

                 (f) The Subscriber is not relying on any statements or representations made by the Company or its affiliates with respect to economic considerations involved in an investment in the Securities. Each Subscriber is capable of evaluating the merits and risks of an investment in the Securities on the terms and conditions set forth herein.

                 (g) The Subscriber will not sell or otherwise transfer the Securities without registration under the Securities Act or an exemption therefrom and the Subscriber fully understands and agrees that it must bear the economic risk of its purchase because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless exemptions from such registration requirements are available. In particular, the Subscriber is aware that the Securities are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Subscriber also understands that, except as otherwise provided herein, the Company is under no obligation to register the Securities on its behalf or to assist him in complying with any exemption from the registration requirements of the Securities Act or applicable state securities laws. The Subscriber further understands that sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement.

                 (h) No representations or warranties have been made to the Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for Securities the Subscriber is not relying upon any representations other than those contained herein or in the SEC Filings.

                 (i) Any information which the Subscriber has heretofore furnished or is simultaneously herewith furnishing to the Company with respect to its financial position and business experience is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the Closing, it will immediately furnish revised or corrected information to the Company.

                 (j) The Subscriber understands and agrees that the certificates representing the Shares, the Warrant and the Warrant Shares shall bear the following legend until (i) such securities shall have been registered under the Securities Act and effectively been disposed of in accordance with the registration statement; or (ii) in the opinion of counsel for the Company such securities may be sold without registration under the Securities Act as well as any applicable "Blue Sky" or similar state securities laws:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR

         TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR OTHER STATE SECURITIES LAW.

                 (k) The Subscriber, if an individual, is a citizen of the United States, and is at least 21 years of age, or if a partnership, corporation or trust, the members, shareholders or beneficiaries thereof are all citizens of the United States and each is at least 21 years of age. The address set forth below is the Subscriber's correct principal home address, or if the Subscriber is other than an individual, the Subscriber's correct principal office and the Subscriber has no present intention of changing such address.

                 (1) The Subscriber understands that an investment in the Securities is a speculative investment which involves a high degree of risk of loss of its entire investment.

                 (m) The Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber's net worth, and an investment in the Securities will not cause such overall commitment to become excessive.

                 (n) The Subscriber has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from liability for any compensation to any such intermediary retained by the Subscriber and the fees and expenses of defending against such liability or alleged liability.

                 (o) The Subscriber acknowledges that this offering of Securities may involve tax consequences and that the contents of the SEC Filings do not contain tax advice or information. The Subscriber acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of an investment in the Securities.

                 (p) The Subscriber is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, is duly qualified to conduct business under the laws of each jurisdiction in which the nature of the business transacted by it requires such qualification or where failure to so qualify would have a material adverse effect upon it or its assets or properties, and has all requisite corporate power and authority to own and operate its assets and properties and carry on its business as is being or is contemplated to be conducted.

                 (q) The execution and delivery of this Agreement and the performance of the

Subscriber's obligations hereunder, including without limitation the payment of the purchase price in the manner contemplated herein has been duly and validly authorized by the taking of all requisite corporate action of the Subscriber, and does not constitute a breach of or violate, nor create an event of default under, any indenture, mortgage, deed of trust, fiduciary duty toward any other person or entity, contract, agreement, certificate of incorporation, bylaw, order, judgment, or decree to which the Subscriber or any of its principals is a party or by which the Subscriber or any of its principals or assets are bound. When executed and delivered by the Subscriber, this Agreement will constitute a valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

                 (r) To the Subscriber's best knowledge, no consents, approvals, authorizations, expiration of any statutory waiting periods, or orders of any court or government agency relating to the Subscriber or its business is required as a condition of the Subscriber's purchase of the Securities in the manner contemplated herein, and receipt of the Securities in exchange therefor, or the execution and deliver of this Agreement or consummation of the transactions contemplated herein.

                 (s) To the Subscriber's best knowledge, there is no pending or threatened litigation, injunction, action, investigation, or other proceeding against it or to which it is a party or by which it or any of its principals, properties, or assets is or may be affected seeking to enjoin its execution, delivery, or performance of its obligations under this Agreement or which, if adversely determined, either individually or in the aggregate, would have a material adverse effect upon the Subscriber, the Subscriber's ability to conduct its business as it is being or contemplated to be conducted, or the Subscriber's ability to perform its obligations hereunder; and there is no judgment, decree, injunction, rule, or order of any governmental authority or arbitrator outstanding against the Subscriber having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

                 (t) The foregoing representations, warranties and agreements shall survive the execution of this Agreement.

         3.2 Company Representations and Warranties. The Company hereby represents and warrants to the Subscriber as follows:

                 (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has or will have on or prior to Closing all requisite corporate power and authority
(i) to own and operate its properties and assets and to carry on its business as now conducted; (ii) to execute and deliver this Agreement; (iii) to issue and sell the Shares and the Warrant; (iv) upon the conversion of the Warrant to issue shares of Common Stock; and (v) to carry out the provisions of this Agreement.

                 (b) Except for the authorization of Series C Preferred Stock (as such term is defined in the Certificate), all corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder at the Closing, and the authorization, issuance (or reservation for issuance, as applicable), sale, and delivery of the Securities being sold hereunder and the Common Stock to be issued upon the exercise of the Warrant or the conversion of the Shares into Common Stock has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, or as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                 (c) The authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, of which [__________] shares are issued and outstanding as of the date hereof; (ii) 2,415,946 shares of Class B Common Stock, of which no shares are issued and outstanding as of the date hereof; (iii) 50,000 shares of preferred stock, of which 10,000 have been designated Series A Preferred Stock and are issued and outstanding and convertible at the election of the holder thereof into [1,218,487] shares of Common Stock (subject to adjustment pursuant to certain anti-dilution provisions); and (iv) 4,500 shares of preferred stock which have been designated Series B Preferred Stock, none of which are issued and outstanding as of the date hereof. In addition, the Company has granted options to acquire up to [1,758,047] shares of Common Stock to certain former and current employees and directors of the Company pursuant to stock option plans whereby the Company has reserved for issuance up to [3,500,000] shares of Common Stock. Except as set forth in this subsection (c) [or otherwise provided in this Agreement], there are no options, warrants or other rights to purchase any of the Company's authorized but unissued capital stock.

                 (d) The Securities being purchased by the Subscriber hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the purchase price, will be duly and validly issued, fully paid, non-assessable, not subject to any preemptive rights, and free and clear of all liens, claims and encumbrances. Shares of Common Stock have been duly and validly reserved for issuance upon exercise of the Warrant or conversion of the Shares into Common Stock. When issued upon the exercise of the Warrant or upon the conversion of the Shares, the Common Stock will be duly and validly issued, fully paid, non-assessable, not subject to any preemptive rights, and free and clear of all liens, claims and encumbrances.

                 (e) To the best of the Company's knowledge, no consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, the offer, sale or issuance of the Securities, except for filings that shall be made at or prior to Closing.

                 (f) Subject in part to the truth and accuracy of the Company's representations and warranties set forth in this Agreement, the offer, sale and issuance of the Securities, as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended ("Securities Act"). Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

                 (g) The Company does not have any liability, contingent or otherwise, for any brokerage fee, finder's fee commission or financial advisory fee in connection with the transactions contemplated herein.

                 (h) The Company is not in violation or default of any provision of its Certificate of Incorporation, Bylaws, or any mortgage, indenture, agreement, instrument, or contract to which it is a party or by which it is bound or, to the best of its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. The execution, delivery, and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or non-renewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations, or any of its assets or properties.

                 (i) No representation or warranty of the Company contained in this Agreement or any other such document furnished to the Subscriber by or on behalf of the Company, including without limitation, the SEC Filings contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. The SEC Filings conformed in all material respects as of the date each was filed with the SEC to the disclosure requirements applicable to such filing.

                 (j) The Company has filed the required federal, state and local tax returns required of it and has paid all taxes shown on such returns as they become due. No claim has been assessed and is unpaid with respect to such taxes.

                 (k) There is no action or proceeding pending or, to the knowledge of the Company, currently threatened against the Company in any court or before any arbitration panel or before or by any federal, state or other governmental department or agency which may substantially affect the validity of this Agreement or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company.

                 (l) The Company owns its property and assets free and clear of all mortgages, liens, claims, and encumbrances other than liens arising by operation of law which do not affect the Company's use of such property and assets. With respect to the property and assets it leases, The Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances.

                 (m) Except as otherwise disclosed in the financial statements at and for the year ended August 31, 1996, or the audited financial statements at December 31, 1996, and for the four-month period then ended, copies of which have been previously delivered by the Company to the Subscriber (the "Financial Statements"), there has not been (i) any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse; (ii) any material change, except in the ordinary course of business, in the contingent obligations of the Company, whether by way of guaranty, endorsement, indemnity, warranty or otherwise; (iii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company; (iv) any declaration or payment of a dividend or other distribution of the assets of the Company; or (v) to the best of the Company's knowledge, any other event or condition of any character which materially and adversely affected the Company's assets, liabilities, financial condition or operations.

                 (n) The foregoing representations, warranties and agreements shall survive the execution of this Agreement.


                                   ARTICLE IV

                              REGISTRATION RIGHTS

         4.1 Requested Registration

                 (a) Upon the written request of the Subscriber that the Company effect the registration under the Securities Act of shares of Common Stock held by the Subscriber and specifying the intended method of disposition thereof, the Company shall use its best efforts to effect such registration under the Securities Act of the number of shares of Common Stock (the "Requested Shares") to the extent required to permit the disposition (in accordance with the intended methods as specified by the Subscriber) of the Requested Shares; provided, however, that (i) the Company shall not be required to effect any such registration at any time when an exemption from registration is otherwise available to the Subscriber affording the Subscriber the right to dispose of all of the shares of Common Stock held by the Subscriber; (ii) the Company shall be required to effect no more than [one (1) registration(s)] for the Subscriber in any twelve month period (including any registration effected pursuant to Section 4.2 hereof) and no more than [three (3)] registrations in the aggregate (not including any registration effected pursuant to Section 4.2 hereof) pursuant to this Section 4.1; (iii) the Company shall not be required to effect a registration under this Section 4.1 after the sixth anniversary of the Closing; (iv) the Company shall not be required to effect a registration pursuant to this Section 4.1 during the period starting with the date 60 days prior to the estimated date of filing of, and ending on the date 90 days immediately following the effective date of, any registration statement pertaining to a public offering of securities of the Company (other than a registration of securities in a Rule 145 transaction or a registration relating to an employee benefit plan); and (v) the Company shall not be required to effect a registration under this Section 4.1 if the number of Requested Shares exceeds the greater of 750,000 shares or 10% of the issued and outstanding Common Stock of the Company of the number of issued and outstanding shares of Common Stock (excluding shares of Common Stock beneficially owned by officers, directors, employees or affiliates (as such term is defined in the Warrant Certificate) of the Company). Any registration requested pursuant to this
Section 4.1 shall be effected by the filing of a registration statement on Form S-1, S-2 or S-3 (or any other form that includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted, other than a registration statement relating to offers to employees pursuant to plans or of securities to be issued in business combinations).

                 (b) The right of the Subscriber to registration pursuant to this Section 4.1 shall be conditioned upon the Subscriber's participation in the underwriting arrangements determined by the Company and the inclusion in the underwriting of the Requested Shares. The Company and the Subscriber shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, which managing underwriter shall be a nationally recognized or regional underwriting firm that is reasonably acceptable to the Subscriber. Notwithstanding any other provision of this Section 4.1, if the managing underwriter determines, in good faith, that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of shares to be included in the registration and underwriting to the extent such managing underwriter deems necessary. The Company shall so advise the Subscriber, and the number of shares that may be included in the registration and underwriting shall be limited accordingly; provided, however, that in the event the number of shares excluded from such registration exceeds 25% of the number of shares for which registration was originally requested by the Subscriber, then the Company and the Subscriber shall proceed with such registration of such shares, as so reduced, but such registration, if so effected, shall not be included for purposes of determining the aggregate number of registrations permitted to the Subscriber pursuant to this Section 4.1, but will count as a registration for purposes of determining the twelve month period during which the Subscriber would not be entitled to demand a registration pursuant to Section 4.1(a)(ii) above.

                 (c) The Company and the holders of any securities of the Company to whom the Company has granted registration rights may include their respective securities for their own accounts in such registration if the managing underwriter so agrees and if the number of Requested Shares which would otherwise have been included in such registration and underwriting will not thereby be limited.

         4.2 Company Registration.

                 (a) If the Company proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account or for the account of an affiliate or other person, in a manner that would permit registration of shares of Common Stock for sale to the public under the Securities Act on the same form proposed to be used in such registration (other than a registration (i) on Form S-8 or S-4 or any successor or similar forms or (ii) relating to securities of the Company issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with an acquisition by the Company of any company involving the issuance of the Company's capital stock), it will give twenty (20) days' prior written notice to the Subscriber of its intention to do so and, upon the written request of the Subscriber made within ten (10) days after the receipt of any such notice (which request shall specify the number of shares of Common Stock intended to be disposed of by the Subscriber and the intended method of disposition thereof), the Company shall use its best efforts to effect the registration under the Securities Act of the number of shares of Common Stock that the Company has been requested to register by the Subscriber (the "Additional Shares"), to the extent required to permit the disposition (in accordance with the intended methods as specified by the Subscriber) of the Common Stock so to be registered; provided, however, that (i) the Company shall not be required to effect any such registration at any time when an exemption from registration is otherwise available to the Subscriber affording Subscriber the right to dispose of all of the shares of Common Stock held by the Subscriber; (ii) the Company shall not be required to effect any such registration if the market value of the number of Additional Shares requested by any holder of securities of the Company with registration rights exceeds one-third of the estimated market value of the securities to be registered and sold by the Company and/or such other holder which may have requested such registration; and (iii) the Company shall not be required to effect a registration pursuant to this Section 4.2 after the sixth anniversary of the Closing.

                 (b) If at any time after giving written notice to the Subscriber of its intention to register any of the Company's equity securities under the Securities Act (i) the Company in good faith shall determine not to register such securities, the Company may, at its election, give written notice of such determination to the Subscriber and, thereupon, shall be relieved of its obligation to register such shares pursuant to this Section 4.2 in connection with such registration, without prejudice, however, to any rights of the Subscriber to request that such registration be effected as a registration under Section 4.1, or (ii) the Company shall determine in good faith to delay the registration of such securities, the Company shall be permitted to delay the registration of such shares for the same period as the delay in registering the securities to be registered by the Company for its own account or for others; and provided, further, that the Company shall not be required to include in any registration pursuant to this Section 4.2 any shares requested by the Subscriber to be included therein if the Board of Directors of the Company shall have concluded, in good faith, that the inclusion of the shares in the same offering as the Company's securities proposed to be offered would have a material adverse effect upon the offering of such securities of the Company, in which case the offering of the shares may be delayed for a period of up to 90 days and shall then be effected pursuant to Section 4.1 as if the Subscriber had requested such registration.

                 (c) In the event that shares are requested to be included in any registration initiated pursuant to this Section 4.2 that contemplates an underwritten public offering, and if, in the good faith judgment of the managing underwriting of such public offering, the inclusion of all of the shares originally covered by a request for registration hereunder, together with the number or amount of securities to be offered by the Company or other security holders who hold registration rights, would materially interfere with the successful marketing of such securities, then, such managing underwriter may limit the number or amount of securities to be included in the registration such that all holders of securities (including the Subscriber) who hold registration rights and who have requested registration (collectively, "Security Holders") shall participate in the underwritten public offering pro rata based upon the total number or amount of securities held by each Security Holder (including the number or amount of securities which each such holder may then be entitled to receive upon the exercise of any option or warrant, or the exchange or conversion of any security, held by such holder). If any such holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other Security Holders pro rata in a manner similar to that described in the previous sentence.

                 (d) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Subscriber as a part of the written notice given pursuant to this Section 4.2. In such event, the right to registration pursuant to this
Section 4.2 shall be conditioned upon the Subscriber's participation in such underwriting and the inclusion of the shares in the underwriting to the extent provided herein. If such offering is to be effected through an underwritten offering, the Subscriber shall (together with the Company and the other holders (if any) distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the Subscriber disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         4.3     [Intentionally Omitted]

         4.4     Precedence of Registration Rights.

         The Subscriber and the Company agree that the registration rights contained in this Article IV are in lieu of and in substitution for any and all registration rights which Subscriber is entitled to under any other agreement with the Company[; provided, however, that the registration rights contained herein will not supersede or limit or otherwise effect in any way the rights of RMS Limited Partnership to request the filing of a registration statement pursuant to Sections 5.1(c) and (d) of that certain Stock Purchase Agreement dated as of December 13, 1993 between the Company and RMS Limited Partnership (the "1993 Agreement"). The registration rights contained herein shall not limit or effect in any way the obligation of the Company and Subscriber to indemnify each other pursuant to the terms of the 1993 Agreement or the obligations of the Company with respect to performing any acts under Article V of such agreement with respect to a request for registration pursuant to
Section 5.1(c) of the 1993 Agreement.

         4.5     Registration Procedures.

                 (a) If, whenever and to the extent that the Company is required to use its best efforts to register shares of Common Stock pursuant to this Article IV, the Company shall as promptly as practicable:

                          (i)     Prepare and file with the SEC a registration
statement with respect to such shares, and cause such registration statement to comply as to form and content in all material respects with the SEC's forms, rules and regulations and use its reasonable best efforts to cause such registration statement to become effective;

                          (ii)    Prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until: with respect to securities registered pursuant to Sections 4.1 and 4.2 such time as all of such shares have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than ninety
(90) days after such registration statement becomes effective;

                          (iii)   Furnish to the Subscriber such number of
conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish the Subscriber with more than three copies of such exhibits), and such number of copies of the prospectus that is a part of such registration statement (including each preliminary prospectus and any summary prospectus), as the Subscriber may reasonably request in order to facilitate the disposition of the Requested Shares or Additional Shares;

                          (iv)    Use its best efforts to register or qualify
the Requested Shares or Additional Shares for sale under the securities or blue sky laws of such jurisdictions in the United States as the Subscriber shall reasonably request in writing, and to keep such registration or qualification in effect for so long as the period of distribution contemplated thereby, and do any and all other acts and things which may be necessary or advisable to enable the disposition in such jurisdictions of the Requested Shares or Additional Shares, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                          (v)      Use its best efforts to furnish to
Subscriber (i) an opinion of counsel for the Company, dated the effective date of the registration statement and (ii) a "comfort" letter addressed to the Subscriber signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuers' counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities; provided, however, that the Company shall not be obligated to furnish such an accountants' letter except in connection with an underwritten offering;

                          (vi)    Notify the Subscriber, at any time when a
prospectus relating to a registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Subscriber prepare and furnish to the Subscriber a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                          (vii)   Use its best efforts to list the Requested
Shares or Additional Shares so registered on any securities exchange (including NASDAQ) on which the Common Stock of the Company is then listed, if such shares are not already so listed and if such listing is then permitted under the rules of such exchange; and

                          (viii)  Make available for inspection by the
Subscriber, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any the Subscriber, underwriter, attorney, accountant or agent in connection with such registration statement.

                 (b) Required Actions by the Subscriber. In connection with the registration of Requested Shares or Additional Shares owned by the Subscriber pursuant to this Article IV, the Subscriber hereby agrees as follows:

                          (i)     the Subscriber shall cooperate with the
Company and any underwriters to facilitate the timely preparation and filing of the registration statement, and for so long as the Company is obligated to file and keep effective the registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Subscriber and their plan of distribution of the Requested Shares or Additional Shares as may be necessary to enable the Company to prepare the registration statement and prospectus covering such Requested Shares or Additional Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith;

                          (ii)    the Subscriber shall timely complete and
execute all questionnaires, powers of attorney, indemnities, hold-back agreements, underwriting agreements and other documents required under the terms of any underwriting arrangements or by the SEC or by any state securities regulatory body;

                          (iii)   during such time as the Subscriber may be
engaged in a distribution of Requested Shares or Additional Shares registered pursuant to this Article IV, the Subscriber shall comply with Rules 10b-6 and 10b-7 promulgated under the Exchange Act (the "Rules"), to the extent applicable, and pursuant thereto it shall, among other things: (w) not engage in any stabilization activity in connection with the securities in contravention of the Rules; (x) distribute the shares solely in the manner described in the registration statement; (y) cause to be furnished to each broker through whom the shares may be offered, if any, or to the offeree if an offer is not made through a broker, such copies of the prospectus and any amendment or supplement thereto and documents incorporated by reference therein as may be required by law; and (z) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act;

                          (iv)     upon receipt of a notice from the Company,
promptly discontinue any distribution of shares until notified by the Company that the distribution of shares may re-commence;

                          (v)     upon written notice from the Company that the
Company intends to proceed with a distribution of any of its shares and that in connection therewith it requires the suspension by the Subscriber of the distribution of its shares, to cease distributing such shares until such time as the distribution by the Company has been completed; and

                          (vi)    at least five (5) days prior to any
distribution of registered shares other than in an underwritten offering, the Subscriber will (y) advise the Company in writing of the dates on which the distribution will commence and terminate, the number of the shares to be sold and the terms and the manner of sale; and (z) inform the Company and any broker/dealers through whom sales of the shares may be made when each distribution of such shares is completed.

                 (c) Registration Expenses. The registration expenses incurred in connection with any registration pursuant to this Article IV shall be paid in full by the Company except that the Subscriber shall pay their own legal expenses and all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of any shares of Additional Shares owned by the Subscriber and sold pursuant to a registration statement effected pursuant to this Article IV.

                 (d) the Company shall be entitled to postpone the filing of a registration statement otherwise required to be prepared and filed by it pursuant to Section 4.1 or 4.2, for a reasonable period of time not to exceed
(x) with respect to clause (i) of this sentence, the date which is five (5) days after the filing with the SEC of the Company's next regularly required quarterly or annual report and (y) with respect to clauses (ii) and (iii) of this sentence, 60 days, if, at the time it receives a registration request from Subscriber, (i) such registration would require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any affiliate (as defined in Rule 12b-2 under the Exchange Act) that, in the opinion of counsel to the Company, is not yet required to be publicly disclosed and the Board of Directors of the Company, in good faith, determines that such disclosure would materially interfere with such transaction or negotiations, (ii) such registration would interfere, in the good faith judgment of the Board of Directors, with bona fide financing plans of the Company or would otherwise require premature disclosure of information which would adversely affect or otherwise be detrimental to the Company, or (iii) the Company proposes to file a registration statement under the Securities Act for the offering and sale of securities for its own account in an underwritten offering and the managing underwriter therefor shall advise the Company in writing that in its opinion the filing or effectuation of a registration requested pursuant to Section 4.1 herein would materially adversely affect the success of the offering of the securities proposed to be registered for the account of the Company. If the Company shall postpone the filing of any registration statement requested pursuant to Section 4.1 herein, Subscriber shall have the right to withdraw the request for such registration by giving written notice to the Company within 15 days after the date of the Company's notice of postponement.

                 (e) Holdback Agreements. If any registration of Shares pursuant to this Article IV shall be in connection with an underwritten public offering, the Subscriber agrees not to effect any public sale or distribution, including any sale under Rule 144 of any shares of Common Stock or any other security convertible into or exchangeable or exercisable for any shares of Common Stock (in each case, other than as part of such underwritten public offering) during the ten (10) days prior to, and during the 90-day period (or such longer period as any underwriter may reasonably request) beginning on, the effective date of the related registration statement. The Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions during such period.

                 (f) Term. Notwithstanding any other provision of this Agreement, the respective covenants and agreements contained in this Section
4.5 shall continue until the earlier of the date as of which Holder no longer owns any shares of Common Stock or the sixth anniversary of the Closing. With respect to any registration made prior to the end of such period, the covenants and agreements set forth in this Section 4.5 shall continue in effect until all obligations hereunder with respect thereto are fulfilled, and provided that the indemnification obligations contained in subsections (g) and (h) shall survive for the period of the statute of limitations with respect thereto.

                 (g) Indemnification. Each of the Subscriber and the Company agree to indemnify the other in connection with any registration effected pursuant to this Article IV as follows:

                          (i)              To the extent permitted by law, the
Company will indemnify the Subscriber, its officers, directors, employees, subcontractors, consultants, agents, legal counsel, and accountants and each underwriter, broker or dealer, if any, of the Company's securities covered by such a registration statement, and each person who controls the Subscriber or such underwriter, broker or dealer within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse the Subscriber and its officers, directors, employees, subcontractors, consultants, agents, legal counsel, and accountants, each such underwriter, broker or dealer, and each person who controls the Subscriber or such underwriter, for any legal and other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by or on behalf of the Subscriber or such underwriter, broker or dealer and stated to be specifically for use therein or any failure by the Subscriber or such underwriter, broker or dealer to deliver a final prospectus or supplement or amendment correcting earlier documents. It is agreed that the indemnity agreement contained in this Article IV shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company.

                          (ii)    To the extent permitted by law, the
Subscriber will indemnify the Company, each of its officers, directors, partners, employees, subcontractors, consultants, agents, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each of its officers, directors, partners, employees, subcontractors, consultants, agents, legal counsel, and accountants, each such underwriter, and each such control person, for any legal and other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Subscriber; provided, however, that the Subscriber will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in strict conformity with information pertaining to the Subscriber, as such, furnished in writing to the Company by the Subscriber stated to be specifically for use in such registration statement and prospectus; provided, further, however, that the liability of the Subscriber hereunder shall be limited to the proportion that the public offering price of the Additional Shares sold by the Subscriber under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by the Subscriber from the sale of the Requested Shares covered by such registration statement; and provided, further, however, that the obligations of the Subscriber hereunder shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Subscriber.

                          (iii)   If the indemnification provided for in
Section 4.5(g) is held by a court of competent jurisdiction to be unavailable to the party seeking such indemnification (the "Indemnified Party") with respect to any loss, liability, claim, damage, or expense referred to therein, then the party which is required to provide indemnification pursuant to Section 4.5(g) (the "Indemnifying Party") in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations, provided, however, that in any such case, (x) no such Indemnifying Party will be required to contribute any amount in excess of the public offering price of all shares offered by it pursuant to such registration statement; and (y) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                          (iv)    Notwithstanding the foregoing or Section
4.5(h) below, to the extent that the provisions on indemnification contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                 (h) Indemnification Procedures. Each party entitled to indemnification under Section 4.5(g) of this Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and (if the claim is made by a third party) shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligations to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                 (i) Delay of Registration. the Subscriber shall have no right to take an action to restrain, enjoin or otherwise delay any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Article IV.


                                   ARTICLE V

                                 MISCELLANEOUS

         5.1 Indemnity. Without prejudicing any other remedy available to the parties at law or in equity, the parties hereby covenant, immediately upon demand therefor, to indemnify, defend, and hold each other (and their respective subsidiary, affiliated, or parent entities, officers, directors, stockholders, attorneys, employees, agents, and representatives) harmless from and against any and all costs, losses, damages, penalties, fines, or expenses (including without limitation reasonable attorneys' fees, court costs, and associated expenses) suffered, imposed upon, or incurred by them in any manner arising out of, relating to, or in connection with the following:

                 (a) any representation or warranty of either of the parties set forth herein being untrue or incorrect in any material respect or the failure of either of the parties to materially observe or timely and fully perform any of their respective obligations hereunder;

                 (b) any material misrepresentation in or material omission from any information provided by the parties to each other in connection with this Agreement or the consummation of the transactions contemplated herein; and

                 (c) any expenses, claims, costs, or other liabilities or obligations of any description whatsoever arising from or in any way connected with any claim that may be brought against either party by a stockholder of that party.

         5.2 Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

         5.3  Notices.

                 (a) Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (i) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (ii) delivered personally at such address.

                 (b) Addresses:

                          If to the Company to:

                                  Precision Systems, Inc.
                                  11800 30th Court North
                                  St. Petersburg, Florida 33716
                                  Facsimile (   )    -
                                  Attn:

                          If to Subscriber to:


                                  Facsimile (   )    -
                                  Attn:

         5.4 Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

         5.5 Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and its heirs, executors, administrators and successors

         5.6 Entire Agreement. This instrument contains the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein.

         5.7 Assignability. This Agreement is not transferable or assignable by the Subscriber.

         5.8 Governing Law; Jurisdiction and Choice of Forum. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware.

         5.9 Pronouns. The use herein of the masculine pronouns "him" or "his" or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

         5.10 Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

         5.12 Waiver. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party

         5.13 Further Assurances. The parties agree to execute and deliver all such further documents agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         IN WITNESS WHEREOF, the Company and the Subscriber have executed this Agreement as of the date first written above.


___________________,                               PRECISION SYSTEMS, INC.,
a _______ __________                               a Delaware Corporation

_______________________                            _______________________
By: ___________________                            By: ___________________
Its: ____________________                          Its:____________________

                                   Exhibit A

            Certificate of Designation for Series B Preferred Stock

                                   [Attached]